SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

USURF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada                                  75-1346591
(State of incorporation        (Employer Identification No.)
or organization)

8748 Quarters Lake Road, Baton Rouge, Louisiana       70809
   (Address of principal executive offices)         (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box. [   ]

Securities Act registration statement file number to which this form relates:
Not Applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class          Name of each exchange on which
to be so registered          each class is to be registered
-------------------          ------------------------------

Common Stock,                American Stock Exchange
  $.0001 par value
  per share

Securities to be registered pursuant
to Section 12(g) of the Act:

       None
(Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     The authorized capital stock of Registrant consists of One Hundred Million (100,000,000) shares of Common Stock, $.0001 par value per share. As of the date hereof, there were 12,259,977 shares of Registrant's Common Stock outstanding.

     Each share of Common Stock is entitled to one (1) vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. The Articles of Incorporation of the Company prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities.

On January 29, 1999, David W. Loflin, Waddell D. Loflin, Julius W. Basham, David W. Brown and Wm. Kim Stimpson entered into a Voting Agreement, whereby all of such persons are required to vote all shares owned by them for David M. Loflin, Waddell D. Loflin and Julius W. Basham in all elections of directors of the Company, for a period of five years. Currently, 5,840,903 shares are subject to this voting agreement.

Item 2.  Debt Securities to be Registered.

     Not Applicable.

Item 3.  Other Securities to be Registered.

     Not Applicable

Item 4.  Exhibits.

     1.1     Specimen Common Stock Certificate.

     2.1     Articles of Incorporation of Registrant.

     2.2 Amendment to Articles of Incorporation effecting a name change of Registrant from "Media
             Entertainment, Inc." to "Internet Media
             Corporation".

     2.3 Amendment to Articles of Incorporation effecting a name change of Registrant from "Internet Media
             Corporation" to "USURF America, Inc."

     2.4     Bylaws of Registrant.

     2.5 Bylaws of Executive Committee of the Board of Directors of Registrant.

     2.6     Voting Agreement, dated as of January 29, 1999.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated: October 8, 1999.

                     USURF AMERICA, INC.


                     By: /s/ David M. Loflin
                          David M. Loflin
                          President

Index of Exhibits

Exhibit No.        Description

    1.1            Specimen Common Stock Certificate.

    2.1            Articles of Incorporation of Registrant.

    2.2            Amendment to Articles of Incorporation
                   effecting a name change of Registrant
                   from "Media Entertainment, Inc." to
                   "Internet Media Corporation".

    2.3            Amendment to Articles of Incorporation
                   effecting a name change of Registrant
                   from "Internet Media Corporation" to
                   "USURF America, Inc."

    2.4            Bylaws of Registrant.

    2.5            Bylaws of Executive Committee of Board
                   of Directors of Registrant.

    2.6            Voting Agreement, dated as of January 29, 1999.



-----------------------------
        EXHIBIT 1.1
-----------------------------


<FACE OF SPECIMEN COMMON STOCK CERTIFICATE>



USURF AMERICA, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK


CUSIP No. 91732M 10 5

Number                            See Reverse for
                                  Certain Definitions

This certificate is transferable in
Dallas, Texas or New York, New York

This certifies that


is the owner of


fully paid and non-assessable shares of the common stock, $.0001 par value of USURF AMERICA, INC.

(hereinafter called the "Corporation"), transferable on the books of the Corporation for the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date:


<Corporate Seal>
USURF America, Inc.
NEVADA


/s/ David M. Loflin
President

/s/ Waddell D. Lofli
Secretary

Countersigned:

Securities Transfer Corporation
P.O. Box 701629
Dallas, Tx. 75370

By:
Transfer Agent - Authorized Signature


<REVERSE SIDE OF SPECIMEN STOCK CERTIFICATE>

USURF AMERICA, INC.

Transfer Fee $15.00 per new certificate issued

A full statement of the relative rights, interests, preferences and restrictions of each class of stock will be furnished by the Corporation to any shareholder upon written request, without charge.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -        Custodian
                    (Cust)             (Minor)
                    under Uniform Gifts to Minors Act

                                  (State)

For value received,           hereby sell, assign and
transfer unto

(please insert social
security or other
identifying number of
assignee)



Shares of the Common Stock represented by the within
Certificate, and do hereby irrevocably constitute and
appoint                               Attorney to transfer
the said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated:


Signature:

X

X


Signature Guarantee:

THE SIGNATURE(S) MUST BE MEDALLION BANK GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION PURSUANT TO SEC RULE 17AD-15.

Signature(s) guaranteed by:





-----------------------------
        EXHIBIT 2.1
-----------------------------

ARTICLES OF INCORPORATION
OF
MEDIA ENTERTAINMENT, INC.

That I, the undersigned, for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, hereby adopts the following Articles of Incorporation:

ARTICLE I   NAME

The name of this Corporation is Media Entertainment, Inc.

ARTICLE II   DURATION

The duration of this Corporation is perpetual.

ARTICLE III   PURPOSES

The Corporation is organized and authorized to pursue any lawful purpose or purposes which may be undertaken or carried on by a corporation under the laws of the State of Nevada and to engage in any active, lawful business or pursuit.

The Corporation shall further have all powers specified in Sections 78.060,
78.065 and 78.070 of the Nevada Revised Statutes, and any amendments thereto.

ARTICLE IV   STOCK

The Corporation shall have the authority to issue One Hundred Million (100,000,000) shares of common stock, with a par value of $.0001 per share. The common stock of the Corporation shall be of the same class and shall have the same rights and preferences. All fully paid shares of stock of this Corporation shall not be liable to any further call or assessment.

ARTICLE V   AMENDMENT

These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

ARTICLE VI   SHAREHOLDER RIGHTS

The authorized stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have preemptive rights to acquire unissued shares of the stock of this Corporation and cumulative voting is denied.

ARTICLE VII   INITIAL OFFICE AND AGENT

The address of the initial registered office of the Corporation is CSC Services of Nevada, Inc., 502 East John, Carson City, Nevada 89706, and the name of the Corporation's initial registered agent at such address is CSC Services of Nevada, Inc., 502 East John, Carson City, Nevada 89706.

ARTICLE VIII   DIRECTORS

The number of Directors constituting the initial Board of Directors of this Corporation shall be two (2) in number, provided, however, that the number of directors may be changed from time to time by a provision of the Bylaws, but in no event shall the number of directors be less than two (2) or more than ten (10).

The names and addresses of the initial board of directors who shall hold office until the first annual meeting of shareholders, or until their successors are elected and qualified are:

David M. Loflin            8748 Quarters Lake Road
                           Baton Rouge, Louisiana 70809

Waddell D. Loflin          8748 Quarters Lake Road
                           Baton Rouge, Louisiana 70809

ARTICLE IX   INCORPORATOR

The name and address of the incorporator is: L. A. Newlan, Jr., Esquire, Newlan & Newlan, Attorneys at Law, 5525 North MacArthur Boulevard, Suite 670, Irving, Texas 75038.

ARTICLE X   LIMITATION OF LIABILITY: DIRECTORS AND OFFICERS

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that this ARTICLE X shall not eliminate or limit the liability of a director or officer for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)  the payment of dividends in violation of law.

Any repeal or modification of this ARTICLE X shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification for any breach covered by this ARTICLE X which occurred prior to such repeal or modification.

ARTICLE XI   RELIANCE BY OFFICERS AND DIRECTORS

Each director, officer or member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected and absolved from liability in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, an independent public accountant or by an appraiser or an investment banker selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation. This ARTICLE XI is in addition to and shall not in any manner limit the scope of the director and officer liability limitation in ARTICLE X.

ARTICLE XII   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify any and all persons who may serve at any time as directors or officers or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assignees, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own gross negligence or wilful misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise.

ARTICLE XIII   COMMON DIRECTORS: TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relation or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if:
(a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies such contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; (c) the contract or transaction is fair and reasonable to the Corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

DATED this 31st day of October, 1996.



/s/ L. A. Newlan, Jr.
L. A. Newlan, Jr.
Incorporator

STATE OF TEXAS

COUNTY OF DALLAS

I, the undersigned, being first duly sworn on oath, deposes and says: That I am the incorporator hereinbefore named; that I have read the foregoing Articles of Incorporation and know the contents thereof and that the same are true of my knowledge, except as to matters therein stated upon information and belief, and as to those, I believe them to be true.


/s/ L. A. Newlan, Jr.
L. A. Newlan, Jr.

     On the 31st day of October, 1996, personally appeared before me, L. A. Newlan, Jr., signer of the above Articles of Incorporation, who duly acknowledged to me that he executed the same.


/s/
Notary Public

My commission expires:




-----------------------------
        EXHIBIT 2.2
-----------------------------


ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
MEDIA ENTERTAINMENT, INC.

Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to Articles of Incorporation of Media Entertainment, Inc.:

ARTICLE I

The name of the corporation is Media Entertainment, Inc.

ARTICLE II

The following amendment to the Articles of Incorporation was adopted by persons holding a majority of the shares of the Corporation, on July 2, 1998:

Article One is hereby deleted in its entirety and replaced by the following language:

"Article One

The name of the corporation is INTERNET MEDIA CORPORATION."

ARTICLE III

The number of shares of the Corporation outstanding at the time of such adoption was 7,005,120 and the number of shares entitled to vote thereon was 7,005,120. Pursuant to a written consent in lieu of a meeting, 4,645,541 shares approved such adoption.

ARTICLE IV

The holders of a majority of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendments.

Dated: July 21, 1999.

MEDIA ENTERTAINMENT, INC.


By: /s/ David M. Loflin
David M. Loflin
President


By: /s/ Waddell D. Loflin
Waddell D. Loflin
Secretary

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

Before me, a Notary Public on this 21 day of July, 1998, personally appeared David M. Loflin, known to me to be the person whose name is subscribed to the foregoing document as President, and, being by me first duly sworn, declared that the statements therein are true and correct.

Given under my hand and seal of Office this 21day of July, 1999.


/s/
Notary Public
My Commission Expires: Death

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

Before me, a Notary Public on this 21 day of July, 1998, personally appeared Waddell D. Loflin, known to me to be the person whose name is subscribed to the foregoing document as Secretary, and, being by me first duly sworn, declared that the statements therein are true and correct.

Given under my hand and seal of Office this 21day of July, 1999.


/s/
Notary Public
My Commission Expires: Death


-----------------------------
        EXHIBIT 2.3
-----------------------------


ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
INTERNET MEDIA CORPORATION

Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to Articles of Incorporation of Internet Media Corporation:

ARTICLE I

The name of the corporation is Internet Media Corporation.

ARTICLE II

The following amendment to the Articles of Incorporation was adopted by persons holding a majority of the shares of the Corporation, on July 2, 1999:

Article One is hereby deleted in its entirety and replaced by the following language:

"Article One

The name of the corporation is USURF America, Inc."

ARTICLE III

The number of shares of the Corporation outstanding at the time of such adoption was 11,700,120 and the number of shares entitled to vote thereon was 11,700,120. Pursuant to a written consent in lieu of a meeting, 6,000,100 shares approved such adoption.

ARTICLE IV

The holders of a majority of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendments.

Dated: July 2, 1999.

INTERNET MEDIA CORPORATION


By: /s/ David M. Loflin
David M. Loflin
President


By: /s/ Waddell D. Loflin
Waddell D. Loflin
Secretary

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

Before me, a Notary Public on this 2nd day of July, 1999, personally appeared David M. Loflin, known to me to be the person whose name is subscribed to the foregoing document as President, and, being by me first duly sworn, declared that the statements therein are true and correct.

Given under my hand and seal of Office this 2nd day of July, 1999.


/s/
Notary Public

My Commission Expires: Death

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

Before me, a Notary Public on this 2nd day of July, 1999, personally appeared Waddel D. Loflin, known to me to be the person whose name is subscribed to the foregoing document as Secretary, and, being by me first duly sworn, declared that the statements therein are true and correct.

Given under my hand and seal of Office this 2nd day of July, 1999.


/s/
Notary Public

My Commission Expires: Death



-----------------------------
        EXHIBIT 2.4
-----------------------------


Bylaws
of
USURF America, Inc.

ARTICLE I - OFFICE AND REGISTERED AGENT

The principal office of the Corporation in the State of Nevada shall be located at 502 East John, Carson City, Nevada 89706. The Corporation may maintain such other offices, within or without the State of Nevada, as the Board of Directors may from time to time designate. The location of the principal office may be changed by the Board of Directors. The name of the registered agent of the Corporation in the State of Nevada at its principal office is CSC Services of Nevada, Inc.

ARTICLE II - SHAREHOLDERS' MEETINGS

Section 2.1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Bylaws. The meeting shall be held on the first Tuesday of December of each year. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of directors and for the transaction of such other business as may properly come before it.

In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. If the election of directors shall not be held on the date designated herein for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as may conveniently be called. Such subsequent meeting shall be called in the same manner as is provided for the annual meeting of shareholders.

Section 2.2. Special Meetings. Special meetings of shareholders, other than those regulated by statute, may be called at any time by the President, or by a majority of the directors, and must be called by the President upon written request of the holders of not less than 10% of the issued and outstanding shares entitled to vote at such special meeting.

Section 2.3. Notice of Shareholders' Meetings. The President, Vice President or Secretary shall give written notice stating the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, which shall be delivered not less than ten nor more than fifty days before the day of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid.

Any meeting of which all shareholders shall at any time waive or have waived notice in writing shall be a legal meeting for the transaction of business notwithstanding that notice has not been given as hereinbefore provided.

Section 2.4. Waiver of Notice. Whenever any notice whatever is required to be given by these Bylaws, or the Articles of Incorporation, or by any of the Corporation Laws of the State of Nevada, a shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice.

Section 2.5. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation.

Section 2.6. Closing of Transfer Books or Fixing Record Date. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a period not to exceed in any case 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding the date determined to be the date of record.
In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and in case of a meeting of shareholders not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders or shareholders to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be deemed the date of record for such determination of shareholders. When a determination of persons entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 2.7. Quorum of Shareholders. Except as herein provided and as otherwise provided by law, at any meeting of shareholders a majority in interest of all the shares issued and outstanding represented by shareholders of record in person or by proxy shall constitute a quorum, but a less interest may adjourn any meeting and the meeting may be held as adjourned without further notice; provided; however, that directors shall not be elected at the meeting so adjourned. When a quorum is present at any meeting, a majority in interest of the shares represented is one upon which the express provision of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.8. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, for any purpose germane to the meeting, during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 2.9. Voting. A holder of an outstanding share entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Section 2.10. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 2.11.  Informal Action by Shareholders.   Any action required to be
taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof, provided that if any greater proportion and voting power is required for such action, then such greater proportion of written consents shall be required.

ARTICLE III - BOARD OF DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper.

Section 3.2. Number, Tenure and Qualifications. The number of directors for the Board of Directors of the Corporation shall be not less than two nor more than ten. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

Section 3.3. Election of Board of Directors. The Board of Directors shall be chosen by ballot at the annual meeting of shareholders or at any meeting held in place thereof as provided by law.

Section 3.4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately following and at the same place as the annual meeting of the shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than this resolution.

Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting under this subsection shall constitute presence in person at the meeting, pursuant to Nevada Revised Statute, Section 78.315.

Section 3.5. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President or by one-third of the directors. The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephoning or telecopying or wiring the same at least one day before the meeting to each director.

Section 3.6. Waiver of Notice. Whenever any notice whatever is required to be given by these Bylaws, or the Articles of Incorporation of the Corporation, or by any of the Corporation Laws of the State of Nevada, a director may waive the notice of meeting by attendance in person at the meeting, or by so stating in writing, either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice.

Section 3.7. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

Section 3.8. Manner of Acting. At all meetings of the Board of Directors, each director shall have one vote. The act of a majority present at a meeting shall be the act of the board of Directors, provided a quorum is present. Any action required to be taken or which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors. The directors may conduct a meeting by means of a conference telephone or any similar communication equipment by which all persons participating in the meeting can hear each other.

Section 3.9. Powers of Directors. The Board of Directors shall have the responsibility for the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation the Board of Directors is hereby vested with all of the powers possessed by the Corporation itself so far as this delegation of authority is not inconsistent with the laws of the State of Nevada and with the Articles of Incorporation or with these Bylaws. The Board of Directors shall have the power to determine what constitutes net earnings, profits and surplus, respectively, and what amounts shall be reserved for working capital and for any other purpose and what amounts shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

Section 3.10. Vacancies. A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any meeting of shareholders at which any director is to be elected, to elect the full authorized number to be elected at that meeting.

Any vacancy occurring in the Board of Directors, whether arising from death, resignation, removal (with or without cause), any increase in the number of directors or any other reason, may be filled by an affirmative vote of the majority of the remaining directors, though less than a quorum of the Board of Directors, or by the shareholders at the next annual meeting thereof or at a special meeting thereof, and each director so elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 3.11. Removals. Directors may be removed at any time at a meeting called expressly for that purpose by a vote of the shareholders holding a majority of the shares issued and outstanding and entitled to vote. Such vacancy shall be filled by the directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by reason of removal by the shareholders may be filled by election, by the shareholders, at the meeting at which the director is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 3.12. Resignations. A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation.
Such resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall upon the tenth day be deemed accepted.

Section 3.13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.14. Compensation. By resolution of the Board of Directors, the directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.15. Emergency Power. When, due to a national disaster or death, a majority of the directors are incapacitated or otherwise unable to attend the meetings and function as directors, the remaining members of the Board of Directors shall have all powers necessary to function as a complete Board and, for the purpose of doing business and filling vacancies, shall constitute a quorum until such time as all directors can attend or vacancies can be filled pursuant to these Bylaws.

Section 3.16. Chairman. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

ARTICLE IV - OFFICERS

Section 4.1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may or may not be directors or shareholders of the Corporation.

Section 4.2. Election and Term of Office. The officers of the Corporation are to be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3. Resignation. Any officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 4.4. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the officer in question if he is also a director.

Section 4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.6. President. The President shall be the chief executive and administrative officer of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers. He may appoint officers, agents or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation, powers of attorney, certificates of stock, contracts, bonds, deeds, mortgages and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

Section 4.7. Vice President. The Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the board or the President shall perform the Duties and exercise the powers of the President. In the event there is more than one Vice President and the Board of Directors has not designated which Vice President is to act as President, then the Vice President who was elected first shall act as President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

Section 4.8. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of the meetings of shareholders, of the Board of Directors and of any committee appointed by the board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. He may sign or execute contracts with the President or Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the board of Directors or by the Bylaws. He shall be sworn to the faithful discharge of his duties. Assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

Section 4.9. Treasurer. The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation for collection of checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President, or such other persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

Section 4.10. General Manager. The Board of Directors may employ and appoint a General Manager who may, or may not, be one of the officers or directors of the Corporation. If employed by the Board of Directors he shall be the chief operating officer of the Corporation and, subject to the directions of the Board of Directors, shall have general charge of the business operations of the Corporation and general supervision over its employees and agents. He shall have the exclusive management of the business of the Corporation and of all of its dealings, but at all times subject to the control of the Board of Directors. Subject to the approval of the Board of Directors or the executive committee, he shall employ all employees of the Corporation, or delegate such employment to subordinate officers, or such division officers, or such division chiefs, and shall have authority to discharge any person so employed.
He shall make a quarterly report to the President and directors, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the Corporation, and to perform such other duties as the Board of Directors shall require.

Section 4.11. Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

Section 4.12. Salaries. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

Section 4.13. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the corporation shall execute to the Corporation a bond in such sums and with sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which may come into his hands.

ARTICLE V - COMMITTEES

Section 5.1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than seven members, one of whom shall be the President, and shall designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, except that the Executive Committee shall have the power to issue (A) an unlimited number of shares of stock in business and/or asset acquisition transactions and (B) up to 25,000 shares of stock to an employee of the corporation, or a subsidiary, in connection with any such employee's employment, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

Section 5.2. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure.

ARTICLE VI - CONTRACTS, LOANS, DEPOSITS AND CHECKS

Section 6.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.2. Loans. No loan or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the corporation unless and except as authorized by the Board of Directors.
Any such authorization may be general or confined to specific instances.

Section 6.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized to do so by the Board of Directors.

Section 6.4. Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 6.5. Bonds and Debentures. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

ARTICLE VII - CAPITAL STOCK

Section 7.1. Certificates of Shares. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President or aVice President, and by the Secretary, or an Assistant Secretary, and sealed with the seal of the Corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

Section 7.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 7.3. Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

Section 7.4. Lost or Destroyed Certificates. The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representatives to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

Section 7.5. Consideration for Shares. The capital stock of the Corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

Section 7.6. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time may confer like powers upon any other person or persons.

ARTICLE VIII - INDEMNIFICATION

Section 8.1. Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim of liability; including power to defend such person from all suits as provided for under the provisions of the Nevada Corporation Laws; provided, however that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own gross negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

Section 8.2. Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VIII or the laws of the State of Nevada.

Section 8.4. Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

ARTICLE IX - AMENDMENTS

These Bylaws may be altered, amended, repealed, or added to by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meetings at least ten days before the date of such annual or special meetings, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any Bylaws adopted by the Board may be altered, amended, or repealed by a majority of the shareholders entitled to vote.

ARTICLE X - FISCAL YEAR

The fiscal year of the Corporation shall be December 31, and may be varied by resolution of the Board of Directors.

ARTICLE XI - DIVIDENDS

The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the unreserved and unrestricted earned surplus of the Corporation except the directors may declare dividends in accordance with the laws of the State of Nevada.

ARTICLE XII - CORPORATE SEAL

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation.


-----------------------------
        EXHIBIT 2.5
-----------------------------

USURF America, Inc.


EXECUTIVE COMMITTEE BYLAWS

Adopted September 30, 1999


I.  NUMBER AND TERM OF OFFICE

The number of directors who shall constitute the whole Executive Committee of the Board of Directors (the "Executive Committee") shall be three, with one alternate member to be named by the Board of Directors; each member, including the alternate member, shall be a director of the Corporation. Each Executive Committee Member shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

II.  VACANCIES

If the office of any Executive Committee Member becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the Executive Committee Members remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected an qualified.

III.  REGULAR MEETINGS

Regular meetings of the Executive Committee shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Executive Committee and publicized among all Executive Committee Members. A notice of each regular meeting shall not be required.

IV.  SPECIAL MEETINGS

Special meetings of the Executive Committee may be called by one or more of the Executive Committee Members then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date and time of each such special meeting shall be given each Committee Member by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting or by communicating via telephone or telecopier with the same not less than eight (8) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all lawful business may be transacted at a special meeting.

V.  QUORUM

At any meeting of the Executive Committee, a majority of the members shall constitute a quorum for all purposes.

VI.  PARTICIPATION IN MEETING BY CONFERENCE TELEPHONE

Members of the Executive Committee may participate in a meeting of such committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other.
Such participation shall constitute presence in person at such meeting.

VII.  CONDUCT OF BUSINESS

At any meeting of the Executive Committee, business shall be transacted in such order and manner as the Committee may from time to time determine, and all matters shall be determined by the vote of a majority of the members present, except as otherwise provided herein or required by law. Action may be taken by the Executive Committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Executive Committee.

VIII.  POWERS

The Executive Committee may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Board of Directors, except the following:

A.  Declare dividends;

B. Issue stock, except that the Executive Committee shall have the power to issue (1) an unlimited number of shares of stock in business and/or asset acquisition transactions and (2) up to 25,000 shares of stock to an employee of the corporation, or a subsidiary, in connection with any such employee's employment,

C.  Recommend to shareholders any action requiring their approval; and

D. Change the membership of any committee, fill the vacancies thereon or discharge any committee.


-----------------------------
        EXHIBIT 2.6
-----------------------------

VOTING AGREEMENT

This Agreement is made this 29th day of January,1999, by and among David M. Loflin, an individual resident of the State of Louisiana ("D. Loflin"), Waddell D. Loflin, an individual resident of the State of Louisiana ("W. Loflin"), Julius W. Basham, II, an individual resident of the State of Nevada ("Basham"), Wm. Kim Stimpson, an individual resident of the State of Idaho ("Stimpson"), and David W. Brown, an individual resident of the State of Idaho ("Brown"), in light of the following facts:

     1.   D. Loflin is the largest shareholder of Internet Media
Corporation, a
     Nevada corporation ("IMC"), and has voting control of IMC, and is an officer and director of IMC;

     2. W. Loflin is a shareholder of IMC and is an officer and director of IMC;

     3. Basham is the largest shareholder of CyberHighway, Inc., an Idaho corporation ("CyberHighway"), and has voting control of CyberHighway;

     4.   Stimpson is a shareholder of CyberHighway;

     5.   Brown is a shareholder of CyberHighway;

     6. IMC is acquiring, by exchange of stock, all of the outstanding common stock of CyberHighway in a transaction described in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, the result of which will be the ownership by Basham, Stimpson and Brown of a significant block of the Common Stock of IMC and the installation of Basham as an officer and director of IMC;

     7. Each of the parties desires to maintain the continuity of the makeup of the Board of Directors of IMC subsequent to the aforedescribed acquisition; and

     8. Each of the parties desires to agree to vote the Common Stock of IMC owned by them to assure that D. Loflin, W. Loflin and Basham each will be elected to the Board of Directors of IMC in the foreseeable future.

WITNESSETH, THEREFORE, the agreement of the parties, the promises of each being consideration for the promises of the others:

I.  VOTING

Each of the parties agrees to vote his respective shares of Common Stock of IMC, at any election of Directors of IMC, for D. Loflin, W. Loflin and Basham.

II.  CONDITION PRECEDENT

This Agreement is conditioned on the consummation of the contemplated acquisition by IMC of all of the outstanding common stock of CyberHighway on or before February 1, 1999. Upon consummation of the contemplated acquisition, this Agreement will become irrevocable.

III.  TERM

This Agreement shall be in force for a period of seven years from the date of mutual execution.

IN WITNESS WHEREOF, the parties have set their hands the day and year first above written.


/s/ David M. Loflin
David M. Loflin


/s/ Waddell D. Loflin
Waddell D. Loflin


/s/ Julius W. Basham, II
Julius W. Basham, II


/s/ Wm. Kim Stimpson
Wm. Kim Stimpson


/s/ David W. Brown
David W. Brown